Filed Pursuant to Rule 433

Dated May 24, 2010

Registration Statement No. 333-157290

FINAL TERM SHEET

2.700% NOTES DUE 2015

Issuer:	Abbott Laboratories

Ratings:

A1/AA. Moody’s Investor Services is reviewing Abbott’s long-term rating for a possible downgrade, which would be limited to one notch. Standard & Poor’s Ratings Service affirmed its long-term rating and said such rating outlook is stable.

Size:	$750,000,000

Security Type:	2.700% Notes due 2015

Coupon:	2.700%

Maturity:	May 27, 2015

Price:	99.898%

Yield:	2.722%

Spread:	+70bps

Benchmark Treasury:	2.50% due April 30, 2015

Treasury Spot:	2.022%

Coupon Dates:	Semiannually on May 27 and November 27

First Coupon:	November 27, 2010

Settlement:	May 27, 2010

Redemption Provisions:

Abbott may redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 10 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

CUSIP:	002824AX8

Joint Bookrunning Managers:	Banc of America Securities LLC J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated Barclays Capital Inc. Deutsche Bank Securities Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Capitalization

The following table replaces the table set forth under “Capitalization” on page S-6 of Abbott’s Preliminary Prospectus Supplement, dated May 24, 2010:

	Actual	Pro Forma
	(In Thousands)
Long Term Debt:
1.51% Yen Notes due 2010	$168,426	$168,426
3.75% Notes due 2011	500,000	500,000
5.6% Notes due 2011	1,500,000	1,500,000
5.15% Notes due 2012	1,000,000	1,000,000
1.95% Yen Notes due 2013	280,709	280,709
4.35% Notes due 2014	500,000	500,000
5.875% Notes due 2016	2,000,000	2,000,000
5.6% Notes due 2017	1,500,000	1,500,000
5.125% Notes due 2019	2,000,000	2,000,000
6.15% Notes due 2037	1,000,000	1,000,000
6.0% Notes due 2039	1,000,000	1,000,000
Other, including fair market value adjustments relating to the interest rate hedge contracts designated as fair value hedges	147,607	147,607
% Notes due 2015	—
% Notes due 2020	—
% Notes due 2040	—
Total long-term debt, including current portion	11,596,742
Total shareholders’ investment	21,012,340	21,012,340
Total capitalization	$32,609,082	$

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling any one of the Joint Bookrunning Managers toll-free at 1-800-294-1322 (Banc of America Securities LLC), collect at 212-834-4533 (J.P. Morgan Securities Inc.), or toll-free at 866-718-1649 (Morgan Stanley & Co. Incorporated).

FINAL TERM SHEET

4.125% NOTES DUE 2020

Issuer:	Abbott Laboratories

Ratings:

A1/AA. Moody’s Investor Services is reviewing Abbott’s long-term rating for a possible downgrade, which would be limited to one notch. Standard & Poor’s Ratings Service affirmed its long-term rating and said such rating outlook is stable.

Size:	$1,000,000,000

Security Type:	4.125% Notes due 2020

Coupon:	4.125%

Maturity:	May 27, 2020

Price:	99.951%

Yield:	4.131%

Spread:	+90bps

Benchmark Treasury:	3.500% due May 15, 2020

Treasury Spot:	3.231%

Coupon Dates:	Semiannually on May 27 and November 27

First Coupon:	November 27, 2010

Settlement:	May 27, 2010

Redemption Provisions:

Abbott may redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 15 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

CUSIP:	002824AW0

Joint Bookrunning Managers:	Banc of America Securities LLC J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated Barclays Capital Inc. Deutsche Bank Securities Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Capitalization

The following table replaces the table set forth under “Capitalization” on page S-6 of Abbott’s Preliminary Prospectus Supplement, dated May 24, 2010:

	Actual	Pro Forma
	(In Thousands)
Long Term Debt:
1.51% Yen Notes due 2010	$168,426	$168,426
3.75% Notes due 2011	500,000	500,000
5.6% Notes due 2011	1,500,000	1,500,000
5.15% Notes due 2012	1,000,000	1,000,000
1.95% Yen Notes due 2013	280,709	280,709
4.35% Notes due 2014	500,000	500,000
5.875% Notes due 2016	2,000,000	2,000,000
5.6% Notes due 2017	1,500,000	1,500,000
5.125% Notes due 2019	2,000,000	2,000,000
6.15% Notes due 2037	1,000,000	1,000,000
6.0% Notes due 2039	1,000,000	1,000,000
Other, including fair market value adjustments relating to the interest rate hedge contracts designated as fair value hedges	147,607	147,607
% Notes due 2015	—
% Notes due 2020	—
% Notes due 2040	—
Total long-term debt, including current portion	11,596,742
Total shareholders’ investment	21,012,340	21,012,340
Total capitalization	$32,609,082	$

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling any one of the Joint Bookrunning Managers toll-free at 1-800-294-1322 (Banc of America Securities LLC), collect at 212-834-4533 (J.P. Morgan Securities Inc.), or toll-free at 866-718-1649 (Morgan Stanley & Co. Incorporated).

FINAL TERM SHEET

5.300% NOTES DUE 2040

Issuer:	Abbott Laboratories

Ratings:

A1/AA. Moody’s Investor Services is reviewing Abbott’s long-term rating for a possible downgrade, which would be limited to one notch. Standard & Poor’s Ratings Service affirmed its long-term rating and said such rating outlook is stable.

Size:	$1,250,000,000

Security Type:	5.300% Notes due 2040

Coupon:	5.300%

Maturity:	May 27, 2040

Price:	99.228%

Yield:	5.352%

Spread:	+122bps

Benchmark Treasury:	4.625% due February 15, 2040

Treasury Spot:	4.132%

Coupon Dates:	Semiannually on May 27 and November 27

First Coupon:	November 27, 2010

Settlement:	May 27, 2010

Redemption Provisions:

Abbott may redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 20 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

CUSIP:	002824AY6

Joint Bookrunning Managers:	Banc of America Securities LLC J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated Barclays Capital Inc. Deutsche Bank Securities Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Capitalization

The following table replaces the table set forth under “Capitalization” on page S-6 of Abbott’s Preliminary Prospectus Supplement, dated May 24, 2010:

	Actual	Pro Forma
	(In Thousands)
Long Term Debt:
1.51% Yen Notes due 2010	$168,426	$168,426
3.75% Notes due 2011	500,000	500,000
5.6% Notes due 2011	1,500,000	1,500,000
5.15% Notes due 2012	1,000,000	1,000,000
1.95% Yen Notes due 2013	280,709	280,709
4.35% Notes due 2014	500,000	500,000
5.875% Notes due 2016	2,000,000	2,000,000
5.6% Notes due 2017	1,500,000	1,500,000
5.125% Notes due 2019	2,000,000	2,000,000
6.15% Notes due 2037	1,000,000	1,000,000
6.0% Notes due 2039	1,000,000	1,000,000
Other, including fair market value adjustments relating to the interest rate hedge contracts designated as fair value hedges	147,607	147,607
% Notes due 2015	—
% Notes due 2020	—
% Notes due 2040	—
Total long-term debt, including current portion	11,596,742
Total shareholders’ investment	21,012,340	21,012,340
Total capitalization	$32,609,082	$

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling any one of the Joint Bookrunning Managers toll-free at 1-800-294-1322 (Banc of America Securities LLC), collect at 212-834-4533 (J.P. Morgan Securities Inc.), or toll-free at 866-718-1649 (Morgan Stanley & Co. Incorporated).